UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2008

BIOPHAN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-26057	82-0507874
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

15 Schoen Place, Pittsford, New York 14534
(Address of principal executive offices) (Zip Code)

Copies to:
Gregory Sichenzia, Esq.
Andrew Smith, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Item 7.01 Regulation FD Disclosure

Item 8.01 Other Events.

On October 17, 2008, Biophan Technologies, Inc. (the “Company”), gave written notice to Myotech, LLC (“Myotech”) that it had elected to dissolve Myotech and distribute its assets in accordance with the operating agreement for the limited liability company. In connection with this dissolution Myotech will transfer substantially all of its assets to the Company, including the Securities Purchase Agreement (the “Agreement”) between the Company and Myotech. By reason of this transfer, the Company will have no further funding obligations under the Agreement.

The Company has retained ownership of the Myotech CSS technology and remains committed to finding development and distribution partners that will further the commercialization of the technology.

Item 9.01 Exhibits.

Exhibit Number	Description
10.1
Securities Purchase Agreement, dated October 11, 2006, by and among Biophan Technologies, Inc. and those Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on October 5, 2007).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHAN TECHNOLOGIES, INC.

Dated: October 23, 2008	By:	/s/ John Lanzafame
Name: John Lanzafame
Title: Chief Executive Officer